Exhibit 1


                             JOINT FILING AGREEMENT

     Each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Century Aluminum Company. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement, this 10th day of April, 2001.

Glencore AG

By: /s/ Zbynek E. Zak                   Eberhard Knoechel
    ---------------------------         ---------------------------
Director                                Director



Glencore International AG

By: /s/ Zbynek E. Zak                   Peter A. Pestalozzi
    ---------------------------         ---------------------------
Director                                Director



Glencore Holding AG

By: /s/ Zbynek E. Zak                   Eberhard Knoechel
    ---------------------------         ---------------------------
Director                                Director

                                   SCHEDULE I

     Set forth below are the names, business addresses and present principal occupations of the directors of each of the Reporting Persons. The executive officers of each of Glencore AG and Glencore Holding AG are the directors of each of such companies. The executive officers of Glencore International AG are the persons listed as directors of each of the Reporting Persons whose principal occupation is with Glencore International AG. Unless otherwise indicated, the present principal occupation of each person is with Glencore International. If no business address is given, the director's or officer's address is Baarermattstrasse 3, CH-6341, Baar, Switzerland. Unless otherwise indicated, all of the persons listed below are citizens of Switzerland. To the best knowledge of the Reporting Persons, except as set forth below, none of the persons listed below beneficially owns any shares of Common Stock of the Company.

Directors of Glencore AG:

Name                            Principal Occupation         Business Address             Share Ownership
----                            --------------------         ----------------             ---------------
Ian F. Perkins                  Director - Alumina
(Citizen of the UK)

Josef Bermann                   Director - Aluminum

Eberhard Knoechel               Director - Accounting

Zbynek E. Zak                   Chief Financial Officer

Directors of Glencore International AG:

Name                            Principal Occupation         Business Address             Share Ownership
----                            --------------------         ----------------             ---------------
Willy R. Strothotte             Chairman and                                              16,500 shares of Common Stock,
(Citizen of Germany)            Chief Executive Officer                                   which includes 16,500 shares
                                                                                          which are subject to options
                                                                                          presently exercisable,
                                                                                          representing .08% of the
                                                                                          Company's issued and outstanding
                                                                                          Common Stock.

Peter A. Pestalozzi             Attorney, Pestalozzi         Loewenstrasse 1
                                Gmuer & Patry                CH-8001 Zuerich

Name                            Principal Occupation         Business Address             Share Ownership
----                            --------------------         ----------------             ---------------
Craig A. Davis                  Chairman & Chief             2511 Garden Road, Bldg. A    271,903 shares of Common Stock,
(Citizen of the US)             Executive Officer of         Suite 200, Monterey          which includes 150,000 shares
                                Century Aluminum Company     California 93940             which are subject to options
                                                                                          presently exercisable,
                                                                                          representing 1.3% of the
                                                                                          Company's issued and
                                                                                          outstanding Common Stock.

Paul Wyler                      Director - Copper / Nickel

Zbynek E. Zak                   Chief Financial Officer

Directors of Glencore Holding AG:

Name                            Principal Occupation         Business Address             Share Ownership
----                            --------------------         ----------------             ---------------
Willy R. Strothotte             Chairman and Chief                                        16,500 shares of Common Stock,
(Citizen of Germany)            Executive Officer                                         which includes 16,500 shares
                                                                                          which are subject to options
                                                                                          presently exercisable,
                                                                                          representing .08% of the
                                                                                          Company's issued and outstanding
                                                                                          Common Stock.

Name                            Principal Occupation         Business Address             Share Ownership
----                            --------------------         ----------------             ---------------
Peter A. Pestalozzi             Attorney, Pestalozzi         Loewenstrasse 1
                                Gmuer & Patry                CH-8001 Zuerich

Craig A. Davis                  Chairman & Chief             2511 Garden Road, Bldg.A     271,903 shares of Common Stock,
(Citizen of the US)             Executive Officer of         Suite 200, Monterey          which includes 150,000 shares
                                Century Aluminum Company     California 93940             which are subject to options
                                                                                          presently exercisable,
                                                                                          representing 1.3% of the
                                                                                          Company's issued and
                                                                                          outstanding Common Stock.

Paul Wyler                      Director - Copper / Nickel

Zbynek E. Zak                   Chief Financial Officer

Eberhard Knoechel               Director - Accounting

Daniel Dreyfuss                 Managing Director -          49 Wigmore Street
                                London Office                GB-London